UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022

FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Ave Suite 800, St. Petersburg, Florida 33701

(Address of principal executive offices, including Zip Code)

(727) 304-5666

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGF	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

FG Financial Group, Inc. (“Company”) has scheduled August 23, 2022 as the date for Company’s 2022 annual stockholders meeting. Stockholders of record at the close of business on June 27, 2022 will be entitled to vote at the meeting.

Any stockholder of record on the date hereof wishing to have a proposal included in the proxy statement for the meeting must deliver it, or cause it to be delivered, to Company’s Secretary, at Company’s principal executive offices, 360 Central Ave Suite 800, St. Petersburg, Florida 33701, by May 19, 2022 (the “Submission Date”) and otherwise be eligible to submit and present the proposal at the meeting, in compliance with Securities and Exchange Commission rules and the Company’s bylaws, a copy of which may be obtained by writing to Company’s corporate secretary. Any other proposal or any nomination of a director for election at the 2022 meeting must be received by the registrant at its principal executive offices by the Submission Date and otherwise submitted in compliance with Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG FINANCIAL GROUP, INC.

Date: May 9, 2022	By:	/s/ Brian D. Bottjer
	Name:	Brian D. Bottjer
	Title:	Chief Accounting Officer